                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 August 12, 1999
                Date of Report (Date of earliest event reported)


                                 SUPERGEN, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


    Delaware                        0-27628                      91-1841574
    --------                        -------                      ----------
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)

     Two Annabel Lane, Suite 220, San Ramon, California             94583
     --------------------------------------------------           ----------
           (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (925) 327-0200

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b)      Pro Forma Financial Information

         Unaudited Pro Forma Combined Financial Information...............................................3
         Unaudited Pro Forma Combined Balance Sheet as of June 30, 1999...................................4
         Unaudited Pro Forma Combined Statement of Operations
             for the Year Ended December 31, 1998.........................................................5
         Unaudited Pro Forma Combined Statement of Operations
             for the Six Months Ended June 30, 1999.......................................................6
         Notes to Unaudited Pro Forma Combined Financial Information......................................7

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The unaudited pro forma combined financial information for SuperGen, Inc. ("SuperGen") gives effect to the Sparta Pharmaceuticals, Inc. ("Sparta") merger applying the purchase method of accounting. The unaudited pro forma combined balance sheet gives effect to the merger as if it had occurred on June 30, 1999, and reflects the allocation of the purchase price to the Sparta assets acquired, including in-process research and development, and liabilities assumed. These pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of SuperGen and Sparta.

         The unaudited pro forma combined statements of operations combine the historical statements of operations of SuperGen and Sparta as if the merger had occurred at the beginning of the earliest period presented. SuperGen's consolidated statement of operations for the fiscal year ended December 31, 1998 and the unaudited consolidated statement of operations for the six-month period ended June 30, 1999 have been combined with Sparta's consolidated statement of operations for the fiscal year ended December 31, 1998 and the unaudited consolidated statement of operations for the six-month period ended June 30, 1999.

         The SuperGen statement of operations for the quarter ending September 30, 1999 will include a significant charge for acquired in-process research and development, currently estimated to be approximately $7.45 million or 77% of the purchase price. This amount represents the values determined by management, using a discounted cash flow methodology, to be attributable to the ongoing in-process research and development programs of Sparta based on a valuation of such programs. Assuming each of these research programs continues through all stages of clinical development, the projected future research and development expenditures related to these programs, excluding the cost of research and development which may be performed by corporate collaborators, is approximately $45 million. The programs are forecasted to be completed at various times between 2004-2008.

         Management of SuperGen believes that the allocation of the purchase price to these programs is appropriate given the future potential of these programs to contribute to the operations of SuperGen. If, at a later date, management of SuperGen decides to no longer pursue one or all of these in-process programs, decides to indefinitely postpone the research effort related to one or more of the programs, or determines that the programs will no longer meet the anticipated date of regulatory approval or projections underlying the valuations, it will disclose that fact to investors in the appropriate Form 10-K or 10-Q.

         The unaudited pro forma combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually been reported if the merger had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position of the combined companies.

                               SUPERGEN AND SPARTA
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                            HISTORICAL
                                      ------------------------     PRO FORMA       REFERENCES       PRO FORMA
                                       SUPERGEN      SPARTA       ADJUSTMENTS       (NOTE 2)        COMBINED
                                      -----------   ----------   --------------   -------------    ------------
Current assets:
   Cash and equivalents.............  $  13,690       $1,216      $        -                           $ 14,906
   Marketable securities............      1,229            -               -                              1,229
   Accounts receivable, net.........      1,086            -               -                              1,086
   Inventories......................      1,396            -               -                              1,396
   Due from related parties.........        111            -               -                                111
   Prepaid loan commitment fees.....      1,305            -               -                              1,305
   Prepaid expenses and other
     current assets.................      2,108           45               -                              2,153
                                      -----------   ----------   --------------                    ------------
         Total current assets.......     20,925        1,261               -                             22,186
Property, plant and equipment, net..      2,775           35               -                              2,810
Developed technology................      1,145            -               -                              1,145
Investment in preferred stock of
   related party....................        500            -               -                                500
Due from related parties............        450                                                             450
Intangible assets, net..............          -            -             475               A                475
Goodwill............................          -            -             680               B                680
Other assets........................        123           99               -                                222
                                      -----------   ----------   --------------                    ------------
         Total assets...............    $25,918       $1,395     $      1,155                         $  28,468
                                      -----------   ----------   --------------                    ------------
                                      -----------   ----------   --------------                    ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued
     liabilities....................    $ 3,112      $   380     $       250               C         $    3,742
   Accrued employee benefits.........       488            -               -                                488
                                      -----------   ----------   --------------                    -------------
         Total current liabilities..      3,600          380             250                              4,230
Stockholders equity:
   Preferred stock..................          -            1              (1)              D                  -
   Common stock.....................         22            4              (4)              D                 22
   Additional paid in capital.......     88,454       28,682         (19,312)            D,E             97,824
   Stock subscription receivable....          -          (67)             67               D                  -
   Deferred compensation............          -          (67)             67               D                  -
   Accumulated other comprehensive
     loss...........................        (99)           -               -                                (99)
   Accumulated deficit................  (66,059)     (27,538)         20,088             D,F            (73,509)
                                      -----------   ----------   --------------                    -------------
         Total stockholders' equity.     22,318        1,015             905                             24,238
                                      -----------   ----------   --------------                    -------------
         Total liabilities and
           stockholders' equity.....    $25,918       $1,395     $     1,155                          $  28,468
                                      -----------   ----------   --------------                    -------------
                                      -----------   ----------   --------------                    -------------

           See accompanying notes to the unaudited pro forma combined financial statements.

                               SUPERGEN AND SPARTA
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                 (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                     HISTORICAL
                                            -----------------------------     PRO FORMA          PRO FORMA
                                              SUPERGEN         SPARTA        ADJUSTMENTS         COMBINED
                                            -------------   -------------  ----------------   ----------------
Net sales.................................     $  3,004        $      -      $       -            $   3,004
Grant income and contract revenue.........            -             613              -                  613
                                            -------------   -------------  ----------------   ----------------
Total revenues............................        3,004             613              -                3,617
Operating expenses:
   Cost of sales..........................        1,925               -              -                1,925
   Research and development...............       10,511           3,663              -               14,174
   Sales and marketing....................        3,232               -              -                3,232
   General and administrative.............        3,814           1,248              -                5,062
   Amortization expense...................            -               -            281                  281
                                            -------------   -------------  ----------------   ----------------
Total operating expenses..................       19,482           4,911            281               24,674
                                            -------------   -------------  ----------------   ----------------
Loss from operations......................      (16,478)         (4,298)          (281)             (21,057)
Interest income...........................          901             236              -                1,137
                                            -------------   -------------  ----------------   ----------------
Net loss..................................     $(15,577)       $ (4,062)     $    (281)           $ (19,920)
                                            -------------   -------------  ----------------   ----------------
                                            -------------   -------------  ----------------   ----------------

Basic and diluted net loss per share......     $  (0.77)       $ ( 1.18)                          $   (0.96)
                                            -------------   -------------                     ----------------
                                            -------------   -------------                     ----------------

Weighted average number of shares.........       20,353           3,446                              20,782
                                            -------------   -------------                     ----------------
                                            -------------   -------------                     ----------------


           See accompanying notes to the unaudited pro forma combined financial statements.

                               SUPERGEN AND SPARTA
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                     HISTORICAL
                                            -----------------------------     PRO FORMA         PRO FORMA
                                              SUPERGEN         SPARTA        ADJUSTMENTS        COMBINED
                                            -------------   -------------  ----------------   --------------
Net sales.................................    $   2,340       $       -      $       -           $    2,340
Grant income and contract revenue.........            -             207              -                  207
                                            -------------   -------------  ----------------   --------------
Total revenues............................        2,340             207              -                2,547
Operating expenses:
   Cost of sales..........................        1,192               -              -                1,192
   Research and development...............        6,795           1,051              -                7,846
   Sales and marketing....................        2,466               -              -                2,466
   General and administrative.............        1,641             588              -                2,229
   Amortization expense...................            -               -            109                  109
                                            -------------   -------------  ----------------   --------------
Total operating expenses..................       12,094           1,639            109               13,842
                                            -------------   -------------  ----------------   --------------
Loss from operations......................       (9,754)         (1,432)          (109)             (11,295)
Interest income...........................          283              38              -                  321
Gain on sale of fixed assets..............            -             163              -                  163
Amortization of prepaid loan commitment
fee.......................................         (695)              -              -                 (695)
                                            -------------   -------------  ----------------   --------------
Net loss..................................    $ (10,166)       $ (1,231)     $    (109)          $  (11,506)
                                            -------------   -------------  ----------------   --------------
                                            -------------   -------------  ----------------   --------------

Basic and diluted net loss per share......    $   (0.48)       $ ( 0.33)                         $    (0.53)
                                            -------------   -------------                     ---------------
                                            -------------   -------------                     ---------------

Weighted average number of shares.........       21,325           3,690                              21,754
                                            -------------   -------------                     ---------------
                                            -------------   -------------                     ---------------


           See accompanying notes to the unaudited pro forma combined financial statements.

                            SUPERGEN, INC. AND SPARTA
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1

The unaudited pro forma combined consolidated financial statements reflect the conversion of all of the outstanding shares of Sparta common stock, including the conversion of preferred stock to common stock, into 429,055 shares of SuperGen's common stock and 220,945 warrants exercisable for SuperGen common stock pursuant to the merger.

Certain options and warrants to purchase approximately 2,900,000 shares of Sparta common stock will be assumed by SuperGen pursuant to the merger and converted into options and warrants to purchase approximately 110,600 shares of SuperGen common stock. The total costs of the proposed merger are estimated as follows (in thousands):

         Fair value of SuperGen shares (calculated using the 30 day average
         fair value per share as of August 12, 1999)                             $ 7,800
         Value of warrants issued to acquire SuperGen common stock                 1,558
         Value of Sparta warrants and options assumed                                 12
         SuperGen transactions costs, primarily financial advisory, legal and
         accounting fees                                                             250
                                                                                 -------
                                                                                 $ 9,620
                                                                                 -------
                                                                                 -------

Based upon a preliminary valuation of tangible and intangible assets acquired and liabilities assumed, SuperGen has allocated the total cost of the merger to the net assets of Sparta at June 30, 1999 as follows (in thousands):

         Tangible assets acquired                                                $ 1,395
         In-process research and development                                       7,450
         Goodwill                                                                    680
         Other purchased intangible assets                                           475
         Liabilities assumed                                                        (380)
                                                                                   -----
                                                                                 $ 9,620
                                                                                 -------
                                                                                 -------

Sparta is engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life-threatening diseases including cancer, cardiovascular disorders, chronic metabolic diseases and inflammation. Sparta is in the development stage and its research and development programs in these areas are in various stages of early clinical trials. No products using Sparta's research efforts have been approved for marketing to date. The Sparta research and development programs currently in process were valued as follows (in thousands):

         Oral anticancer drug for the treatment of breast, colorectal
            and other cancers (5-FP, a prodrug of 5-FU)                          $ 3,430
         Chronic metabolic disease drug (PZG)                                      1,380
         SPARTAJECT method for the delivery of certain
            anti-cancer compounds                                                  2,640
                                                                                 -------
                                                                                 $ 7,450
                                                                                 -------
                                                                                 -------

The in-process research and development has been written off against the combined retained earnings. Because the charge is non-recurring, it has not been reflected in the pro forma combined statements of operations. Such charge will be included in the SuperGen consolidated statement of operations in the quarter ending September 30, 1999.

NOTE 2

The unaudited pro forma combined balance sheet includes the adjustments necessary to give effect to the merger as if it had occurred on June 30, 1999 and to reflect the allocation of the proposed acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including the charge to retained earnings for in-process technology acquired and the elimination of Sparta's equity accounts.

Adjustments included in the unaudited pro forma consolidated balance sheet are summarized as follows (in thousands, except for share and per share amounts):

A) Valuation of acquired technology license and other intangible assets of approximately $475;
B) Valuation of goodwill as the excess or purchase price over fair value of net assets acquired of $680;
C) Accrual of transaction-related costs of approximately $250 principally for financial advisory, legal and accounting services;
D)   Elimination of the Sparta equity accounts;
E) Issuance of SuperGen common stock, $0.001 par value, and assumption of options and warrants to purchase common stock, as discussed in Note 1. The value of SuperGen's common stock is equal to the product of 429,055 shares multiplied by $18.18 per share, the average closing price of SuperGen's common stock during the 30 trading days before the closing of the merger on August 12, 1999, and the issuance of 220,945 warrants to purchase shares of SuperGen's common stock. The fair value of the warrants issued based on the Black-Scholes model is $1,558. The assumed options and warrants have been assigned a valued of approximately $12.
F) Charge to operations for in-process research and development technology of approximately $7,450

Adjustments included in the pro forma combined statement of operations are related to the amortization of goodwill and other intangible assets.

NOTE 3

The unaudited pro forma combined statements of operations includes the adjustments to give effect to the merger as if it had occurred on January 1, 1998. Adjustments consist of the amortization of goodwill and other intangible assets using an estimated useful life of five years.

NOTE 4

Pro forma basic and diluted net loss per share amounts for the year ended December 31, 1998 and the six-month period ended June 30, 1999, are based upon the historical weighted average number of SuperGen common shares outstanding adjusted to reflect the issuance of 429,055 shares of SuperGen common stock, as if the shares had been outstanding for the period. The effect of stock options and warrants assumed in the merger were excluded from the calculation as their exercise price exceeded the market value of SuperGen common stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SUPERGEN, INC.

Date:  October 13, 1999            By:   /s/ Joseph Rubinfeld
                                      ------------------------------------
                                             Joseph Rubinfeld, Ph.D.
                                             Chief Executive Officer, President
                                             and Director